UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 16, 2009

Wynn Resorts, Limited

(Exact Name of Registrant as specified in Charter)

Nevada	000-50028	46-0484987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 17, 2009, Wynn Resorts, Limited (the “Registrant”) entered into an Equity Underwriting Agreement, dated March 17, 2009, among the Registrant, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives (the “Representatives”) of the underwriters named therein (the “Underwriters”), for the sale by the Registrant of 9,600,000 shares of its common stock, par value $0.01 per share. Pursuant to the Equity Underwriting Agreement, the Registrant granted to the Underwriters an option to purchase up to 1,440,000 additional shares. On March 17, 2009, the Underwriters exercised their option to purchase the additional shares in full. The Equity Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The Registrant’s press releases dated March 16, 2009, March 17, 2009 and March 18, 2009, relating to the stock offering and the Underwriters’ exercise of their option to purchase additional shares, are filed herewith as Exhibits 99.1, 99.2 and 99.3 and are incorporated herein by reference.

The Registrant intends to use the net proceeds for general corporate purposes, including repayment of any of the Registrant’s debt or debt of its subsidiaries.

The Underwriters and certain of their affiliates have performed investment banking, commercial lending and advisory services for the Registrant and its affiliates, from time to time, for which they have received customary fees and expenses.

Deutsche Bank Securities Inc. acted as joint lead arranger and joint book-running manager, Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., acted as administrative agent, Banc of America Securities LLC, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, acted as joint lead arranger and joint book-running manager, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, acted as syndication agent, and certain of the foregoing entities or affiliates of the foregoing entities have made extensions of credit to the Registrant in connection with a credit facility, dated as of June 21, 2007, as amended, providing for a delayed-draw term loan facility to the Registrant in the aggregate principal amount of $1.0 billion.

Deutsche Bank Securities Inc. acted as lead arranger and joint book-running manager, Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities, Inc., acted as administrative agent, issuing lender and swing line lender, Banc of America Securities LLC, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, acted as lead arranger and joint book running manager, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, acted as syndication agent, J.P. Morgan Securities Inc. acted as arranger and joint book-running manager, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities Inc., acted as joint documentation agent, Wachovia Bank, National Association, an affiliate of Wachovia Capital Markets, LLC, acted as managing agent, and certain of the foregoing entities or affiliates of the foregoing entities have made extensions of credit to the Registrant in connection with the amended and restated credit agreement, dated as of August 15, 2006, as amended, providing for revolving credit and term loan borrowings to Wynn Las Vegas, LLC, an indirect subsidiary of the Registrant, in the aggregate principal amount of $1.125 billion, which may be increased to an aggregate principal amount of $1.425 billion under certain circumstances and upon the satisfaction of certain conditions.

Deutsche Bank AG, Hong Kong Branch, an affiliate of Deutsche Bank Securities Inc. and Banc of America Securities Asia Limited, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, each acted as a global coordinating lead arranger, and JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities Inc., and Wachovia Bank, National Association, an affiliate of Wachovia Capital Markets, LLC, each acted as a senior mandated arranger, and certain of the foregoing entities or affiliates of the foregoing entities have made extensions of credit under a $1.550 billion amended credit agreement executed on June 27, 2007 by an affiliate of the Registrant.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Equity Underwriting Agreement, dated March 17, 2009.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1 hereto)

99.1	Press Release, dated March 16, 2009, by Wynn Resorts, Limited.

99.2	Press Release, dated March 17, 2009, by Wynn Resorts, Limited.

99.3	Press Release, dated March 18, 2009, by Wynn Resorts, Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 17, 2009

WYNN RESORTS, LIMITED

By:	/s/ Kim Sinatra
Kim Sinatra
Senior Vice President, General
Counsel and Secretary